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                                  EXHIBIT 16 to Form 8-K/A




June 3, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated March 14, 1997 of
Harter Financial, Inc. and are in agreement with the
statements contained in the third, fourth, fifth and sixth
full paragraphs on page 3 therein.   We have no basis to
agree or disagree with other statements of the registrant contained therein.

                              Very truly yours,

                              Ernst & Young LLP

                              ERNST & YOUNG LLP